UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2018

CANNABIS LEAF INCORPORATED

(Exact name of registrant as specified in charter)

Nevada	000-55467	47-2055848
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10901 Roosevelt Blvd, Suite 1000c Saint Petersburg, Florida	33716
(Address of principal executive offices)	(Zip Code)

(720) 370-3554

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws

Change of Name

Pursuant to an Agreement of Merger, dated March 4, 2018, An Agreement for Plan of Merger (the “Agreement”) was entered by Cannabis Leaf, Inc. (“PCFP” or “Cannabis Leaf”) a Nevada Corporation, which is a publicly traded, 1934 Securities Act reporting company, and Apotheca Biosciences, Inc. a Nevada Corporation. Such Agreement resulted in the merger of Apotheca Biosciences into Cannabis Leaf, with the Corporation to survive as Apotheca Biosciences (name change), under Section 92A.180 of the Nevada Revised Statutes (“NRS”). The formal closing for the transaction occurred on March 31, 2018, with issuance of the control block of shares, change of directors and officers, and resolution for the name change as required under Nevada law.

The Company has filed Articles of Merger and the Merger Agreement with the Nevada Secretary of State on August 2, 2018 to change its name to Apotheca Biosciences, Inc. Company will also initiate the name change corporate action with FINRA in coming days after filing its expected 8K (Form 10 like information).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANNABIS LEAF INCORPORATED

Date: August 3, 2018	By:	/s/ Saeed Talari
Saaed Talari, President & C.E.O.